magiclantern                                                                                     NEWS RELEASE

Magic Lantern Group Contact:
Bob Goddard
Magic Lantern Group, Inc.
Telephone: 905-827-2755 (x454)
E-mail: bgoddard@MagicLantern.ca

August 11, 2003

Magic Lantern Group, Inc. Launches Another Strategic Initiative
 William J. Alton named as Director of Health and Medical Division

Oakville, Ontario (AMEX:GML - News): The Magic Lantern Group, Inc. today announced the launch of a new operating division, "Magic Lantern Health and Medical." This international division will provide crucial information to the public, health care professionals and their patients as well as to the home customer. A library of topics that focus on patient care, medical issues, nutrition and wellness will be distributed to customers in video and digital format.

William J. Alton has been hired to serve as director of this new division, with the responsibility to substantially increase the number of producers, products and customers serviced by the Magic Lantern Group in the health care sector in Canada, the United States and abroad. Mr. Alton brings a wealth of experience having spent the previous eleven years as a principal of Medical Audio Visual Communications Inc., a Canadian based multi-media company devoted exclusively to health care education. "I believe the Magic Lantern Group is well positioned to provide an important health care service to Canada's one thousand hospitals," said Mr. Alton. "As well, other vital health care institutions and the general public will benefit from this initiative."

Through the launch of the Health and Medical Division, the Magic Lantern Group is meeting public and industry demand for up-to-date, timely and quality information on various health issues. The subject matter covered will include clinical skills for nurses, treatment, preventive measures and patient education with respect to current health matters such as West Nile Virus, Heart Disease, Food Allergies, CPR Training and Alzheimer's Disease.

"This is an important strategic move for our company," said Bob Goddard, Magic Lantern Group's Interim Chief Executive Officer. "Bill's success record will result in leveraging our existing large customer base which will in turn, enhance company revenue and will be in keeping with our goal of transforming the learning experience as we launch our new digital video streaming product."

About Magic Lantern Group, Inc.

Magic Lantern Group, Inc. (AMEX: GML) is a leading North American distributor with licensing operations in several markets. Through its learning video and technology business, the company serves more than 9,500 schools & libraries throughout Canada. In addition to distributing more than 40,000 school curriculum-relevant titles from over 300 world-renowned producers including Disney, Schlessinger Media, Annenberg/CPB & Dorling Kindersley, Magic Lantern has developed Magic Lantern InSite, a proprietary solution for delivering learning video content via the Internet. For more information, please visit www.magiclanterngroup.ca

Safe Harbor Statement from Magic Lantern Group, Inc.: Statements in this press release concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and network or service offering growth, together with other statements that are not historical facts, are "forward-looking statements" as that term is defined under the Federal Securities Laws. Any forward-looking statements are estimates, reflecting the best judgment of the party making such statements based upon currently available information and involve a number of risks and uncertainties, including: the risk that the timing of any expansion of the Company's capabilities and the services being developed are subject to the uncertainties of the Company's business, the risk that the Company's strategy to broaden revenue streams by offering services to a wider-range of customers may not be successfully implemented, and other factors which could cause actual results to differ materially from those stated in such statements. Risks, uncertainties and factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by the Company with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the Company should be considered in light of those factors.